UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 419-4452
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Shutterstock, Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2015 (the “Initial Filing”). The sole purpose for filing this Current Report on Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future advisory votes on the executive compensation paid to the Company’s named executive officers. No other changes have been made to the Initial Filing.

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On June 15, 2015, the Company reported in the Initial Filing that, consistent with the Company’s Board of Directors’ recommendation as set forth in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the Commission on April 24, 2015, a majority of the Company’s stockholders cast an advisory vote for an annual frequency for future advisory votes on the executive compensation paid to the Company’s named executive officers.

Consistent with the preference expressed by the Company’s stockholders at its 2015 Annual Meeting of Stockholders, and as stated in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the Commission on April 24, 2015, the Company determined to hold annually an advisory vote on the executive compensation paid to its named executive officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: July 22, 2015	By:	/s/ Timothy E. Bixby
Timothy E. Bixby Chief Financial Officer

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